Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of KCG Holdings, Inc. of our report dated April 1, 2013 relating to the financial statements of GETCO Holding Company, LLC and Subsidiaries, which appears in Amendment No. 4 to the Registration Statement on Form S-4 (No. 333-186624) of KCG Holdings, Inc. filed on May 24, 2013.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 28, 2013